MVC Announces Stock Buyback of Up to $15 Million

Nominates Additional Director for Election at the 2018 Annual Meeting of Shareholders

PURCHASE, N.Y., September 18, 2018 -- MVC Capital, Inc. (NYSE:MVC) (“MVC”), a publicly traded business development company that makes private debt and equity investments announced that, after discussions with various large shareholders and taking into account Management’s recommendations, the Board has approved the Company’s implementation of a $10 million stock repurchase program.  The program, which is to be completed by the end of the 2018 calendar year, will consist of an issuer tender offer and/or open market repurchases.  The offer price of any tender offer would be determined prior to the commencement of the offer based upon market and other factors.

In addition, the Board directed the Company to pursue an additional $5 million in stock repurchases in the open market in 2019, using a portion of the proceeds of equity monetizations and subject to MVC’s common stock continuing to trade at a significant discount to NAV.  Open market repurchases would be made pursuant to the Company’s unlimited stock repurchase program adopted in 2013.

Additionally, the Board announced that, also as a result of company discussions with certain shareholders, it has determined to nominate an additional director, Scott Krase, for election at the 2018 Annual Meeting of the shareholders of MVC.  The other nominees for election at the 2018 Annual Meeting are the current seven directors of MVC.  The 2018 Annual Meeting will be held on October 30, 2018.  Further information on the nominees will be included in the Company’s proxy statement to be filed in connection with the 2018 Annual Meeting.

The repurchases being announced today represent the Board’s further steps to address MVC’s  share price discount to NAV.  In 2017, the Company repurchased a total of $40 million of shares through two dutch tender offers.  In addition, MVC continues to be focused on yield investment activity seeking to drive value for all shareholders.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF MVC CAPITAL COMMON STOCK.  A TENDER OFFER FOR SHARES OF MVC CAPITAL COMMON STOCK DESCRIBED IN THIS PRESS RELEASE HAS NOT COMMENCED. IF A TENDER OFFER IS COMMENCED, IT WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT MVC CAPITAL WOULD DISTRIBUTE TO ITS SHAREHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO

PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WOULD CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. SHAREHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT MVC CAPITAL WOULD FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT  (IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER.

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About MVC Capital, Inc.

MVC Capital is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. For additional information about MVC, please visit MVC’s website at www.mvccapital.com.

Safe Harbor Statement and Other Disclosures

The information contained in this press release contains forward-looking statements, including with respect to the commencement of a tender offer or other share repurchases by the Company as currently intended,  any equity monetization and the expectation that its strategies should result in a narrowing or elimination of the discount of the Company’s share price to NAV. These forward-looking statements are subject to the inherent uncertainties in predicting future events, activities, results and circumstances.  Certain factors could cause actual events, activities, results and circumstances to differ materially from those contained in these forward-looking statements, including, among other things: the extent of the Company’s cash position from time to time and alternative opportunities for deployment of its cash; the ability of the Company to identify suitable yielding investments and to consummate such investments on terms the Company deems appropriate; the ability of the Company to dispose of its remaining equity portfolio on suitable terms and the timing of any such dispositions; the performance of the Company’s investments; and economic, business and market factors affecting the market price of the Company’s shares, including factors that may be unrelated to the Company’s performance; general economic, business and market factors; and other factors identified under “Risk Factors” in the Company’s periodic reports that it files with the Securities and Exchange Commission.

There can be no assurance that MVC will achieve its investment objectives. There is no assurance that the market price of MVC’s shares, either absolutely or relative to net asset value, will increase as a result of any of the activities discussed in this release, or otherwise that the yield investment activity will enhance shareholder value over the long-term. The Company assumes no duty to update any of the disclosures contained in this press release.

Additional Information and Where to Find It

The Company will file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for its 2018 Annual Meeting of Stockholders. Before making any voting decision with respect to matters to be presented to the Annual Meeting, shareholders are urged to read all relevant documents filed with or furnished to the SEC, including among other things the Company’s definitive proxy statement and any supplements thereto, which contain important information. Shareholders may obtain a free copy of the definitive proxy statement and other relevant documents that the Company files with or furnishes to the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.mvccapital.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Investor Contact

Jackie Rothchild
MVC Capital
 914.510.9400

Or

Jeffrey Goldberger / Allison Soss
KCSA Strategic Communications
 212.896.1249 / 212.896.1267